Exhibit 99.1

LRR Energy, L.P. Announces Increased Quarterly Cash Distribution, 2013 Guidance and Conference Call to Report 2012 Fourth Quarter and Year End Results

Houston, Texas (January 18, 2013) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) announced today that the Board of Directors of its general partner declared an increased cash distribution for the fourth quarter of 2012 of $0.4800 per outstanding unit, or $1.92 on an annualized basis. The distribution will be paid on February 14, 2013, to all unitholders of record as of the close of business on January 30, 2013.

2013 Guidance

Based on current estimates, and assuming no future acquisitions, our 2013 guidance is as follows:

2013 Guidance
Daily Production (Boe/d)	6,200 - 6,500

LOE ($/Boe)	$10.00 - $10.50

Capital Expenditures ($MM)	$26

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors. While we believe that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those we anticipate, as set forth under “Forward-Looking Statements.”

Earnings Conference Call

LRR Energy will provide the details of its 2012 fourth quarter and year end operating and financial performance with its earnings report, which is scheduled to be released on Thursday, March 7, 2013, prior to the opening of NYSE trading.

Following the issuance of the earnings report, management will host a conference call on Thursday, March 7, 2013, at 3:00 p.m. EST (2:00 p.m. CST).  Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 91224569). It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call.

Participants may access the webcast from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations.”

A telephonic replay will be available after the call through March 25, 2013. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 91224569).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America. LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events. Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and  other similar words.  Actual results and future events could differ materially from those anticipated or implied in such statements. Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011 and LRR Energy’s subsequent filings with the SEC. All forward-looking statements speak only as of the date of this press release. LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that one hundred percent (100.0%) of LRR Energy’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of LRR Energy’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not LRR Energy, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

INVESTOR CONTACTS:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com